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                                                                  EXHIBIT 99.5

FORM OF
PROXY                         NEW YORK BANCORP INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, JANUARY 30, 1998,
           AT THE ADRIA CONFERENCE CENTER, 220-33 NORTHERN BOULEVARD,
                 BAYSIDE, NEW YORK AT 10:00 A.M. EASTERN TIME.

     The undersigned hereby appoints Patrick E. Malloy, III, Michael A. McManus, Jr. and Stan I. Cohen, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of New York Bancorp Inc., a Delaware corporation (the "Company"), held or owned by the undersigned or standing in the name of the undersigned at the Special Meeting of Stockholders of the Company and at any adjournments or postponements thereof, and the undersigned hereby instructs said attorneys to vote on the following proposals:


                                SEE REVERSE SIDE

                 (Continued and to be signed on the other side)
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                                                     (Reverse of Form of Proxy)

[X] Please mark your vote as in this example

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal to approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of October 7, 1997 (the "Merger Agreement"), between North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), and the Company, providing for the merger of the Company with and into North Fork, with North Fork continuing as the surviving corporation.

                 | | For          | | Against         | | Abstain

2. Any other matter as may properly come before the Special Meeting or any adjournments or postponements thereof, including, without limitation, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

                    The undersigned hereby acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus.

                    THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" PROPOSAL
                    1. PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN ACCORDANCE WITH THEIR JUDGMENT, EXCEPT THAT NO PROXY WHICH IS VOTED AGAINST PROPOSAL 1 WILL BE VOTED IN FAVOR OF ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

                    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SIGNATURE(S)________________________________________________DATE________________
(Please sign exactly as shown on envelope addressed to you. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.)